                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF PATRIOT AMERICAN HOSPITALITY, INC.


                                                         State of
                 Name                                  Organization
                 ----                                  ------------

Patriot American Hospitality Partnership, L.P.           Virginia
PAH GP, Inc.                                             Virginia
PAH LP, Inc.                                             Virginia
1500 Canal Street GP II, Inc.                            Virginia
Bourbon Orleans GP II, Inc.                              Virginia
1500 Canal Street Investors, L.P.                        Delaware
Bourbon Orleans Investors, L.P.                          Delaware
PAH Ravinia, Inc.                                        Virginia
PHA Acquisition Corporation                              Virginia
PA Hunt Valley Investors, L.P.                           Virginia
PA Troy Hospitality Investors, L.P.                      Delaware
